Exhibit (a)(12)

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Forward-Looking Statements

This website contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the actual results of Stratasys Ltd. and its consolidated subsidiaries ("Stratasys") may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements.

Such forward-looking statements include statements relating to the proposed transaction between Stratasys and Desktop Metal, Inc. ("Desktop Metal"), including statements regarding the benefits of the transaction and the anticipated timing of the transaction, and information regarding the businesses of Stratasys and Desktop Metal, including expectations regarding outlook and all underlying assumptions, Stratasys' and Desktop Metal's objectives, plans and strategies, information relating to operating trends in markets where Stratasys and Desktop Metal operate, statements that contain projections of results of operations or of

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financial condition and all other statements other than statements of historical fact that address activities, events or developments that Stratasys or Desktop Metal intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management's beliefs and assumptions made based on information currently available to management. All statements in this website, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words "outlook," "guidance," "expects," "believes," "anticipates," "should," "estimates," and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause Stratasys' or Desktop Metal's actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to those factors and risks described in Item 3.D "Key Information - Risk Factors", Item 4 "Information on the Company", and Item 5 "Operating and Financial Review and Prospects" in Stratasys' Annual Report on Form 20-F for the year ended December 31, 2022 and Part 1, Item 1A, "Risk Factors" in Desktop Metal's Annual Report on Form 10-K for the year ended December 31, 2022, each filed with the Securities and Exchange

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Commission (the "SEC"), and in other filings by Stratasys and Desktop Metal with the SEC. These include, but are not limited to: factors relating to the partial tender offer commenced by Nano Dimension Ltd. ("Nano"), including actions taken by Nano in connection with the offer, actions taken by Stratasys or its shareholders in respect of the offer and the effects of the offer on Stratasys' businesses, or other developments involving Nano, the ultimate outcome of the proposed transaction between Stratasys and Desktop Metal, including the possibility that Stratasys or Desktop Metal shareholders will reject the proposed transaction; the effect of the announcement of the proposed transaction on the ability of Stratasys and Desktop Metal to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; the timing of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the ability to satisfy closing conditions to the completion of the proposed transaction (including any necessary shareholder approvals); other risks related to the completion of the proposed transaction and actions related thereto; changes in demand for Stratasys' or Desktop Metal's products and services; global market, political and economic conditions, and in the

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countries in which Stratasys and Desktop Metal operate in particular; government regulations and approvals; the extent of growth of the 3D printing market generally; the global macro-economic environment, including headwinds caused by inflation, rising interest rates, unfavorable currency exchange rates and potential recessionary conditions; the impact of shifts in prices or margins of the products that Stratasys or Desktop Metal sells or services Stratasys or Desktop Metal provides, including due to a shift towards lower margin products or services; the potential adverse impact that recent global interruptions and delays involving freight carriers and other third parties may have on Stratasys' or Desktop Metal's supply chain and distribution network and consequently, Stratasys' or Desktop Metal's ability to successfully sell both existing and newly-launched 3D printing products; litigation and regulatory proceedings, including any proceedings that may be instituted against Stratasys or Desktop Metal related to the proposed transaction; impacts of rapid technological change in the additive manufacturing industry, which requires Stratasys and Desktop Metal to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of Stratasys' or Desktop Metal's products; and disruptions of Stratasys' or Desktop

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Metal's information technology systems.

These risks, as well as other risks related to the proposed transaction, are included in the registration statement on Form F-4 and joint proxy statement/prospectus that has been filed with the Securities and Exchange Commission ("SEC") in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the registration statement on Form F-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Stratasys' and Desktop Metal's respective periodic reports and other filings with the SEC, including the risk factors identified in Stratasys' and Desktop Metal's Annual Reports on Form 20-F and Form 10-K, respectively, and Stratasys' Form 6-K reports that published its results for the quarter ended March 31, 2023, which it furnished to the SEC on May 16, 2023, and Desktop Metal's most recent Quarterly Reports on Form 10-Q. The forward-looking statements included in this website are made only as of the date hereof. Neither Stratasys nor


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Desktop Metal undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

No Offer or Solicitation

This website is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Important Additional Information

In connection with the proposed transaction, Stratasys filed with the SEC a registration statement on Form F-4 that includes a joint proxy statement of Stratasys and Desktop Metal and that also constitutes a prospectus of Stratasys. Each of Stratasys and Desktop Metal may also


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file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document that Stratasys or Desktop Metal may file with the SEC. The registration statement has not yet become effective. After the registration statement is effective, the definitive joint proxy statement/prospectus will be mailed to shareholders of Stratasys and Desktop Metal. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and definitive joint proxy statement/prospectus and other documents containing important information about Stratasys, Desktop Metal and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the

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documents filed with, or furnished, to the SEC by Stratasys will be available free of charge on Stratasys' website at https://investors.stratasys.com/sec-filings. Copies of the documents filed with the SEC by Desktop Metal will be available free of charge on Desktop Metal's website at https://ir.desktopmetal.com/sec-filings/all-sec-filings.

This website is not an offer to purchase or a solicitation of an offer to sell the ordinary shares of Stratasys. In response to a tender offer commenced by Nano, Stratasys has filed with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9. STRATASYS SHAREHOLDERS ARE ADVISED TO READ STRATASYS' SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY DECISION WITH RESPECT TO ANY TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stratasys shareholders may obtain a copy of the Solicitation/Recommendation Statement on Schedule 14D-9, as well as any other documents filed by Stratasys in connection with the

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tender offer by Nano or one of its affiliates, free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of these documents from Stratasys by directing a request to Stratasys Ltd., 1 Holtzman Street, Science Park, P.O. Box 2496, Rehovot 7612, Israel, Attn: Yonah Lloyd, VP Investor Relations, or by calling +972-74-745-4029.

Participants in the Solicitation

Stratasys, Desktop Metal and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Stratasys, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Stratasys' proxy statement for its 2022 Annual General Meeting of Shareholders, which was filed with the SEC on August 8, 2022, and Stratasys' Annual Report on Form 20-F for the fiscal year ended December 31, 2022, which was filed with the SEC on March 3, 2023. Information about the directors and executive officers of Desktop Metal, including a description of their direct or indirect interests, by security

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holdings or otherwise, is set forth in Desktop Metal's proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2023 and Desktop Metal's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 1, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transaction. Investors should read the joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Stratasys or Desktop Metal using the sources indicated above.

Use of Non-GAAP Financial Measures

This website contains certain forward-looking non-GAAP measures, which are based on internal forecasts and represent management's best judgment. Reconciliation of such measures to the most directly comparable GAAP financial measures cannot be furnished without unreasonable efforts due to inherent difficulty in forecasting the amount

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decisions. You may obtain free copies of these documents from Stratasys or Desktop Metal using the sources indicated above.

Use of Non-GAAP Financial Measures

This website contains certain forward-looking non-GAAP measures, which are based on internal forecasts and represent management's best judgment. Reconciliation of such measures to the most directly comparable GAAP financial measures cannot be furnished without unreasonable efforts due to inherent difficulty in forecasting the amount and timing of certain adjustments that are necessary for such reconciliations and which may significantly impact our GAAP results. In particular, sufficient information is not available to calculate certain adjustments that are required to prepare a forward-looking statement of revenue, margin and EBITDA in accordance with GAAP for fiscal years 2024 and beyond. Stratasys also believes that such reconciliations would also imply a degree of precision that would be confusing or inappropriate for these forward-looking measures, which are inherently uncertain. All revenue, margin, EBITDA and other P&L references are non-GAAP unless specified otherwise.

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The powerhouse in industrial additive manufacturing ("AM")
The first industrial additive manufacturing company covering the full manufacturing lifecycle from design to mass production in both polymers and metal
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Creating an industrial AM leader across verticals, with full technology portfolio

Compelling strategic combination delivers significant value for shareholders

Scale

Creates the first >$1B AM company, with sufficient scale to lead the AM industry into mass production

Leading **Polymer and Metal** player

Expected to generate **$1.6B+ in revenue in 2026** at base case

Product portfolio

+50% of revenue from mass production solutions - one of the fastest growing segments in AM

Superior multi-AM technology portfolio (HW / Material / SW / Service)

Largest materials and SW platform

Innovation and expertise

Combining the two most innovative companies in AM

Substantial combined **R&D team and patent portfolio** - 800+ scientists and engineers

3,400+ patents granted and pending driving innovation across a differentiated materials library

Unparalleled distribution

One of the largest global go-to-market networks in 3D printing with best-in-class operations and innovation in AM

Creates significant cross-sell potential for recognizable brands

First in class customer support capabilities

Powerful synergies

~$50M in run-rate cost synergies

~$50M in run-rate revenue synergies expected to be fully realized by 2025

Robust financials

Scaled and profitable pro forma entity

Expected to generate **$300M+ of EBITDA in 2026** at base case

Expected synergies are in addition to DM's $100M annualized cost savings plan, of which $75M has already been captured, enabling generation of positive operating cash flow in the 12 months following close of the combination

Well-capitalized to drive future growth. Together, the companies had ~$437M[(1)] of cash as of 1Q 2023

1 Includes cash and cash equivalents and short-term investments, before executing the Covestro acquisition

SSYS + DM will deliver benefits for all stakeholders

Shareholders

- Significant opportunity to capture the value of AM for mass production
- With DM's high-growth metals portfolio, Stratasys' total addressable market for manufacturing expected to double by 2027
- Expected to achieve ~$50M run-rate cost synergies by 2025
- ~$50M in run-rate revenue synergies expected to be fully realized by 2025
- Double-digit growth
- Expected to generate $1.6B+ of revenue and $300M+ of EBITDA in 2026 at base case, for a 20% pro forma EBITDA margin
- Well-capitalized company

Customers

- Full end to end solutions by vertical
- Receive superior value (cost, quality, reliability)
- Best customer support in the industry
- Access to innovation (800+ scientists / engineers)
- Unique technologies that transform customers' business

Employees

- Exposure to the broadest and most innovative technologies in AM
- Expanded opportunities
- Shared values of commitment to innovation and customer success

FAQ

What was announced?

- Stratasys has entered into a definitive agreement to combine with Desktop Metal in an all-stock transaction valued at approximately $1.8 billion.
- This combination creates an additive manufacturing company that is expected to be well-positioned to serve the evolving needs of customers in manufacturing.

Who is Stratasys?

- Stratasys, headquartered in Rehovot, Israel, is a leader in polymer 3D printing solutions for industries such as aerospace, automotive, consumer products, healthcare, fashion and education.

Who is Desktop Metal?

- Desktop Metal, headquartered in Boston, Massachusetts, is a leader in industrial production with a strong portfolio of production metal, sand, ceramic and dental 3D printing solutions that is complementary to Stratasys' polymer strengths.

What are the financial and strategic benefits of the transaction?

- This transaction is about creating value. And we believe that as a combined company we will have greater opportunities for growth and success than we could achieve independently.
- The Desktop Metal combination creates an at-scale growth additive manufacturing company that is expected to generate more than $1.6 billion of revenue and more than $300 million of EBITDA in 2026 at base case, for a 20% pro forma EBITDA margin. This growth reflects a top-line compound annual growth rate ("CAGR") of 19% from 2022 to 2026, compared to an estimated 14% CAGR for standalone Stratasys over the same period.
- Even in the downside case, the combined company is expected to generate more than $1.4 billion of revenue and $200 million of EBITDA in 2026, for a 14% pro forma EBITDA margin.
- These estimates include $50 million in run-rate cost synergies and $50 million in run-rate revenue synergies expected to be fully realized by 2025.
- The expected synergies are in addition to Desktop Metal's $100 million annualized cost savings plan, of which $75 million has already been captured, enabling generation of positive operating cash flow in the 12 months following the close of the combination.

What are the terms of the transaction?

- Stratasys and Desktop Metal have entered into a definitive agreement whereby the companies will combine in an all-stock transaction valued at approximately $1.8 billion.

- Under the terms of the previously announced merger agreement with Desktop Metal, Desktop Metal stockholders will receive 0.123 ordinary shares of Stratasys for each share of Desktop Metal Class A common stock.
- Following the closing of the transaction, Stratasys shareholders will own approximately 59% of the combined company, and Desktop Metal shareholders will own approximately 41% of the combined company, on a fully diluted basis.

Who will lead the combined company?

- Following the close of the transaction, Dr. Yoav Zeif, CEO of Stratasys, will lead the combined company as CEO together with Mr. Eitan Zamir, CFO of Stratasys and Mr. Ric Fulop, current CEO of Desktop Metal, as Chairman of the Board.

What happens between now and close?

- Until the transaction closes, which we expect to occur in the fourth quarter of 2023, Stratasys and Desktop Metal will continue to operate as separate companies.

When will the transaction close? What approvals do you need to close the transaction?

- We expect the transaction to close in the fourth quarter of 2023, subject to customary closing conditions, including the approval of Stratasys' shareholders and Desktop Metal's stockholders and the receipts of certain governmental and regulatory approvals.

Stratasys

INVESTOR RELATIONS

Yonah Lloyd
CCO / VP Investor Relations
Yonah.Lloyd@stratasys.com

U.S. MEDIA

Ed Trissel / Joseph Sala / Kara Brickman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

ISRAEL MEDIA

Rosa Coblens
VP Sustainability, Public Relations IL & Global Internal Communications
Rosa.Coblens@stratasys.com

Yael Arnon
Scherf Communications
yaela@scherfcom.com
+972527202703

Desktop Metal

INVESTOR RELATIONS

Jay Gentzkow
jaygentzkow@desktopmetal.com
(781) 730-2110

MEDIA RELATIONS

Sarah Webster
sarahwebster@desktopmetal.com
(313) 715-6988


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Stratasys' Combination with Desktop Metal

Press Releases

JUNE 20, 2023
Stratasys Files Preliminary Form F-4 and Additional Revenue and EBITDA Estimates for Superior Value Combination with Desktop Metal — DOWNLOAD

MAY 25, 2023
Stratasys to Combine with Desktop Metal in Approximately $1.8 Billion All-Stock Transaction — DOWNLOAD

Presentations

JUNE 20, 2023
Delivering superior value with Desktop Metal combination — DOWNLOAD

MAY 31, 2023
Stratasys: Positioned to deliver outsized and enduring shareholder value — DOWNLOAD

MAY 25, 2023
Stratasys and Desktop Metal to Combine — DOWNLOAD

Investor Q&A

JUNE 20, 2023
Stratasys Investor Update Q&A — DOWNLOAD

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Webcasts

JUNE 20, 2023
Stratasys Investor Update — LINK TO WEBCAST

MAY 25, 2023
Stratasys to Combine with Desktop Metal — LINK TO WEBCAST

Notice of Objection

Click here to download a Notice of Objection — DOWNLOAD

Nano's Inadequate Tender Offer

Press Releases

JUNE 7, 2023
Stratasys Mails Letter to Shareholders — DOWNLOAD

MAY 30, 2023
Stratasys Board of Directors Unanimously Rejects Nano Dimension's Partial Tender Offer — DOWNLOAD

Need Help Rejecting Nano's Tender Offer?

MAY 25, 2023
Stratasys to Review Unsolicited Special Tender Offer From Nano Dimension
DOWNLOAD

APRIL 13, 2023
Stratasys Board of Directors Unanimously Rejects the Nano Dimension Revised Unsolicited Proposal of $20.05 Per Share
DOWNLOAD

APRIL 4, 2023
Stratasys Confirms Receipt of Revised Unsolicited Acquisition Proposal From Nano Dimension
DOWNLOAD

APRIL 3, 2023
Stratasys Board of Directors Unanimously Rejects the Nano Dimension Revised Unsolicited Proposal of $19.55 Per Share
DOWNLOAD

MARCH 29, 2023
Stratasys Confirms Receipt of Revised Unsolicited Acquisition Proposal From Nano Dimension
DOWNLOAD

MARCH 22, 2023
Stratasys Board of Directors Unanimously Rejects Unsolicited Proposal from Nano Dimension
DOWNLOAD

MARCH 9, 2023
Stratasys Confirms Receipt of Unsolicited Acquisition Proposal From Nano Dimension
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Letters

Letter to Stratasys Shareholders from the Board of Directors
DOWNLOAD

Presentations

MAY 31, 2023
Stratasys: Positioned to deliver outsized and enduring shareholder value
DOWNLOAD

Need Help Rejecting Nano's Tender Offer?

Stratasys

INVESTOR RELATIONS
Yonah Lloyd
CCO / VP Investor Relations
Yonah.Lloyd@stratasys.com

U.S. MEDIA
Ed Trissel / Joseph Sala / Kara Brickman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

ISRAEL MEDIA
Rosa Coblens
VP Sustainability, Public Relations IL & Global Internal Communications
Rosa.Coblens@stratasys.com

Yael Arnon
Scherf Communications
yaela@scherfcom.com
+972527202703

Desktop Metal

INVESTOR RELATIONS
Jay Gentzkow
jaygentzkow@desktopmetal.com
(781) 730-2110

MEDIA RELATIONS
Sarah Webster
sarahwebster@desktopmetal.com
(313) 715-6988

Need Help Rejecting Nano's Tender Offer?